Exhibit 99.1
For Immediate Release
Lodgian Contact:
Debi Neary Ethridge
Vice President, Finance & Investor Relations
dethridge@lodgian.com
(404) 365-2719
Lone Star Funds Contact:
Ed Trissel / Jim Shaughnessy
Joele Frank, Wilkinson Brimmer Katcher
etrissel@joelefrank.com / jshaughnessy@joelefrank.com
(212) 335-4449
Lodgian Stockholders Adopt Merger Agreement and Approve Merger with Affiliate of
Lone Star Funds
     ATLANTA, Ga., April 15, 2010—Lodgian, Inc. (NYSE Amex Equities: LGN), one of the nation’s largest independent hotel owners and operators, announced that at the special meeting of Lodgian’s stockholders held today, the stockholders voted to adopt the merger agreement entered into by Lodgian with LSREF Lodging Investments, LLC (“LSREF”) and LSREF Lodging Merger Co., Inc., affiliates of Lone Star Funds, and approve the merger pursuant to which Lodgian will be acquired by LSREF.
     The proposed merger was announced on January 22, 2010 and is anticipated to close on April 19, 2010, subject to satisfaction of various closing conditions of the parties pursuant to the terms of the merger agreement. Under the terms of the merger agreement, Lodgian stockholders will receive $2.50 per share in cash, without interest and less any applicable withholding taxes,

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in exchange for each share of common stock held. Upon closing of the transaction, Lodgian anticipates that its common stock will be de-listed from the NYSE Amex.
About Lone Star Funds
     Lone Star is a global investment firm that acquires debt and equity assets including corporate, commercial real estate, single-family residential, and consumer debt products, as well as banks and asset-rich operating companies requiring rationalization. Since the establishment of its first fund in 1995, the principals of Lone Star have organized private equity funds totaling approximately $24 billion of capital that has been invested globally through Lone Star’s worldwide network of affiliate offices.
About Lodgian
     Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. Lodgian currently owns and manages a portfolio of 27 hotels with 5,230 rooms located in 18 states. Of Lodgian’s 27-hotel portfolio, as of today, 13 are InterContinental Hotels Group brands (Crowne Plaza and Holiday Inn), 8 are Marriott brands (Marriott, Courtyard by Marriott, SpringHill Suites by Marriott and Residence Inn by Marriott), two are Hilton brands, and four are affiliated with other nationally recognized franchisors including Starwood, Wyndham, and Carlson. For more information about Lodgian, visit Lodgian’s website: www.lodgian.com.
Cautionary Note Regarding Forward-looking Statements
     This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the anticipated merger with LSREF, Lodgian’s expectations regarding returning certain hotels to lenders, anticipated cost reductions, optional maturity extensions,

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property dispositions, future financial position, business strategy, projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Lodgian and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond Lodgian’s ability to control or predict. Such factors include, but are not limited to, any conditions imposed in connection with the merger, the satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement, the effects of regional, national and international economic conditions, our ability to refinance or extend maturing mortgage indebtedness, competitive conditions in the lodging industry and increases in room supply, requirements of franchise agreements (including the right of franchisors to immediately terminate their respective agreements if we breach certain provisions), our ability to complete planned hotel dispositions, the ability to realize anticipated cost reductions, the effects of unpredictable weather events such as hurricanes, the financial condition of the airline industry and its impact on air travel, the effect of self-insured claims in excess of our reserves and our ability to obtain adequate insurance at reasonable rates, and other factors discussed under Item IA (Risk Factors) in Lodgian’s Form 10-K for the year ended December 31, 2009. Lodgian assumes no duty to update these statements.
     Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current

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expectations. All written and oral forward-looking statements attributable to Lodgian or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and Lodgian undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.
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